UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817)  334-4100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2013, Basic Energy Services, Inc. (“Basic”) entered into an amendment to an existing employment agreement with James F. Newman, its Senior Vice President, Region Operations. The amendment is effective as of November 1, 2013, contains a new base salary to be paid to Mr. Newman and amends certain provisions in connection with his promotion to his current position.

Pursuant to the amendment, Mr. Newman is entitled to an initial base salary of $400,000. Mr. Newman’s employment agreement is effective through December 31, 2014 and will automatically renew for subsequent one-year periods unless notice of termination is properly given by Basic or Mr. Newman. The amendment also sets forth Mr. Newman’s duties and responsibilities in his new position and amends provisions relating to the reimbursement by Basic of certain business expenses.

The foregoing description is qualified in its entirety by reference to the full text of the amendment to Mr. Newman’s employment agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Amendment to Amended and Restated Employment Agreement of James F. Newman, effective November 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: December 2, 2013	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amendment to Amended and Restated Employment Agreement of James F. Newman, effective November 1, 2013.